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                                                                    Exhibit 10.2
                                                                    ------------

                                AMENDMENT NO. 2


                            Stock Purchase Agreement

                                    Between

                          Aronex Pharmaceuticals, Inc.

                                      and

                              Genzyme Corporation

 This is Amendment No. 2 to the Stock Purchase Agreement between Aronex Pharmaceuticals, Inc., as successor to Argus Pharmaceuticals, Inc., and Genzyme Corporation dated September 10, 1993 (the "Stock Agreement").

 WHEREAS, under the Stock Agreement, Genzyme has an obligation under certain situations to purchase Additional Shares as set forth in Section 1.3; and

 WHEREAS, Aronex desires Genzyme to provide advance payment of a portion of such obligation to purchase Additional Shares; and

 WHEREAS, Genzyme is willing to provide such payment in return for certain considerations from Aronex.

 NOW THEREFORE, in consideration of the foregoing, the parties agree to the following amendments to the Stock Agreement.

A new Section 1.3 is hereby inserted:

          1.3            Advance Payment.  Upon execution of this Amendment No.
2 to the Stock Agreement, Genzyme will pay Aronex $2,000,000 as advance payment toward the purchase price for a portion of the Additional Shares. Such payment shall be made by wire transfer to Aronex in accordance with the instructions previously provided by Aronex to Genzyme. Upon the decision by the parties that a filing under the License and Development Agreement of a protocol for a pivotal clinical trial of AR-623 for a non-hematologic cancer indication should not be made, Aronex will repay the entire $2,000,000 to Genzyme with 9% interest within thirty (30) days of such decision and Genzyme will have no obligation to purchase and Aronex will have no obligation to deliver such portion of Additional Shares. Upon execution of this Amendment No. 2, Aronex will execute and deliver to Genzyme a Promissory Note with a term of one year (the "Promissory Note") evidencing such repayment obligation.

 Prior Section 1.3 is hereby renumbered as Section 1.4 and replaced in its entirety by the following:
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          1.4            Additional Shares.  Upon the occurance of both (a) the
acceptance by the U.S. Food and Drug Administration (the "FDA") of the filing by the parties under the License and Development Agreement of a protocol for a pivotal clinical trial of AR-623 for a non-hematologic cancer indication and (b) the expenditure by Aronex of a minimum of 14,000 man-hours per calendar year beginning 1995 in direct support of AR-623 programs for hematologic cancer indications as tracked by the Aronex cost recovery system and subject to audit by Genzyme, Aronex shall provide to Genzyme in return for the above Advance Payment a portion of the number of additional shares (the "Additional Shares") of Common Stock determined by dividing $2,000,000 by the lesser of (i) $33.00 (post reverse split of Aronex Common Stock of July, 1996) and (ii) 100% of the average of the closing prices of the Common Stock reported by the NASDAQ National Market System on the 120 trading days ending on the trading day prior to the date of such purchase and Genzyme shall purchase the remaining portion of Additional Shares of Common Stock determined by dividing $3,000,000 by the lesser of (i) $33.00 and (ii) 120% of the average of the closing prices of the Common Stock reported by the NASDAQ National Market System on the 120 trading days ending on the trading day prior to the date of such purchase (such average price is referred to herein as the "Additional Shares Market Value"). The purchase and sale of the Additional Shares shall take place at the Additional Shares Closing (as defined in Section 4) subject to satisfaction of the conditions set forth in Section 4.

Prior Section 1.4 Determination of Market Value is hereby renumbered as Section 1.5.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the last date below.


                                   ARONEX PHARMACEUTICALS, INC.



                                   /s/ James Chubb                    9/10/96
                                   ----------------------------      ---------
                                   By: James M. Chubb, Ph.D.            Date
                                   Title:  President



                                   GENZYME CORPORATION



                                   /s/ Richard Douglas                9/10/96
                                   -----------------------------     ---------
                                   By: Richard H. Douglas, Ph.D.       Date
                                   Title: Vice-President,
                                            Corporate Development